FOR IMMEDIATE RELEASE	New York, NY (February 25, 2011)

INTERPUBLIC ANNOUNCES FOURTH QUARTER
AND FULL YEAR 2010 RESULTS

•	Fourth quarter and full year 2010 organic revenue increase of 11.2% and 7.0% respectively
•	Operating profit increased 23% for the fourth quarter and 61% for full year 2010, to $330.7 million and $548.7 million, respectively
•	Diluted earnings per share increased 50% to $0.36 for the fourth quarter 2010 and 147% to $0.47 for full year 2010
•	$300 million share repurchase program authorized
•	Quarterly common stock dividend initiated

Summary

•	Revenue
o
Fourth quarter 2010 revenue was $2.01 billion, compared to $1.80 billion in the fourth quarter of 2009, with an organic revenue increase of 11.2% compared to the prior-year period.  There was organic growth of 13.1% in the U.S. and 9.4% internationally, with increases in all regions of the world.

o	Full year 2010 revenue was $6.53 billion, compared to $6.03 billion in 2009, with an organic revenue increase of 7.0% compared to the prior-year period.

•	Operating Results
o
Operating income in the fourth quarter of 2010 was $330.7 million, compared to operating income of $268.0 million in 2009.  Operating margin was 16.4% for the fourth quarter of 2010, compared to 14.9% in 2009.

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

o	For the full year 2010, operating income was $548.7 million, compared to operating income of $341.3 million in 2009. Operating margin was 8.4% for the full year 2010, compared to 5.7% in 2009.
o
Cash flow from operations for the fourth quarter of 2010 was $979.1 million, compared to $739.4 million in 2009. For the full year 2010, cash flow from operations was $817.3 million, compared to $540.8 million in 2009.

•	Net Results
o
Fourth quarter 2010 net income available to IPG common stockholders was $195.0 million, resulting in earnings of $0.41 per basic and $0.36 per diluted share, compared to $129.4 million, or $0.27 per basic and $0.24 per diluted share.

o
Full year 2010 net income available to IPG common stockholders was $271.2 million, resulting in earnings of $0.57 per basic and $0.47 per diluted share, compared to $93.6 million and $0.20 per basic and $0.19 per diluted share in 2009.

o	Diluted earnings per share calculation for the full year 2010 does not include the benefit associated with the transaction for the preferred shares that occurred in the second quarter of 2010.

"The dividend and share repurchase programs that we are announcing today are important milestones for us.  They signal confidence in the sustainability of our competitive offering, which is further supported by very strong 2010 results, " said Michael I. Roth, Interpublic's Chairman and CEO.  "Organic growth at the top end of our peer group reflects the strength of our agencies and our ability to deliver integrated and increasingly digital solutions to our clients.  We saw contributions to this performance from across the portfolio, led by our companies in the U.S. and in emerging international markets.  All indications are that the economy in 2011 will continue to be positive and we expect to deliver competitive organic revenue growth and aggressive margin expansion."

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

Operating Results

Revenue
Revenue of $2.01 billion in the fourth quarter of 2010 was up 11.7% compared with the same period in 2009. During the fourth quarter of 2010, the impact of net acquisitions was positive 0.5%, and the resulting organic revenue increase was 11.2%.

Revenue of $6.53 billion for the full year 2010 was up 8.4% compared with the same period in 2009.  During the full year 2010, the effect of foreign currency translation was positive 1.1%, the impact of net acquisitions was positive 0.3%, and the resulting organic revenue increase was 7.0%.

Operating Expenses
During the fourth quarter of 2010, salaries and related expenses were $1.14 billion, up 8.2% compared to the same period in 2009. After adjusting for currency effects and the impact of net acquisitions, salaries and related expenses increased 8.3% organically.

For the full year 2010, salaries and related expenses were $4.12 billion, up 3.9% compared to the same period in 2009.  After adjusting for currency effects and the impact of net acquisitions, salaries and related expenses increased 2.9% organically.

Staff cost ratio, which is total salaries and related expenses as a percentage of total revenue, decreased in the fourth quarter of 2010 to 56.6% from 58.4% in the fourth quarter of 2009, and decreased in the full year 2010 to 63.0% from 65.7% for the comparable prior-year period.

Severance expense in the fourth quarter of 2010 was $54.7 million, compared to $70.6 million in the fourth quarter of 2009.  For the full year 2010, severance expense was $98.2 million, compared to $165.5 million in 2009.

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

During the fourth quarter of 2010, office and general expenses were $540.1 million, up 13.7% compared to the same period in 2009.  After adjusting for currency effects and the impact of net acquisitions, office and general expenses increased 13.2% organically.

For the full year 2010, office and general expenses were $1.86 billion, up 8.2% compared to the same period in 2009.  After adjusting for currency effects and the impact of net acquisitions, office and general expenses increased 6.7% organically.

Non-Operating Results and Tax
Net cash interest expense was virtually unchanged in the fourth quarter of 2010 compared to the same period in 2009.  For the full year 2010, net cash interest expense increased $7.5 million, or 7.2% compared to the same period in 2009.

Other income, net was $17.6 million and $12.9 million for the fourth quarter and full year 2010, respectively.

The income tax provision in the fourth quarter of 2010 was $98.9 million on income before income taxes of $320.2 million, compared to a provision of $108.1 million on income before income taxes of $266.2 million in the same period in 2009. The income tax provision for the full year 2010 was $171.3 million on income before income taxes of $450.6 million, compared to a provision of $90.1 million on income before income taxes of $232.4 million in the same period in 2009.  The effective tax rate for the fourth quarter of 2010 was 30.9%, compared to 40.6% for the same period a year ago.  The effective tax rate for the full year 2010 was 38.0%, compared to 38.8% for the same period a year ago.

Balance Sheet
At December 31, 2010, cash, cash equivalents and marketable securities totaled $2.69 billion, compared to $2.51 billion at December 31, 2009 and $1.94 billion at September 30, 2010.  Total debt was $1.74 billion at December 31, 2010, compared to $1.95 billion at December 31, 2009 and $1.94 billion at September 30, 2010.

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

Share Repurchase Program and Common Stock Dividend
On February 24, 2011 the IPG Board of Directors authorized a program to repurchase from time to time up to $300.0 million of IPG common stock.  The share repurchase program will take effect immediately and has no expiration date.  The company expects to begin purchases under the program in the first quarter of 2011.  The IPG Board of Directors also announced that the company has initiated a quarterly dividend on IPG common stock and declared a common stock cash dividend of $0.06 per share, payable on March 25, 2011 to holders of record at the close of business on March 11, 2011.

For more information concerning the company’s financial results, please refer to the accompanying slide presentation available on our website, www.interpublic.com.
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About Interpublic
Interpublic is one of the world's leading organizations of advertising agencies and marketing services companies.  Major global brands include Draftfcb, FutureBrand, GolinHarris International, Initiative, Jack Morton Worldwide, Lowe Worldwide, Magna, McCann Erickson, Momentum, MRM Worldwide, Octagon, R/GA, UM and Weber Shandwick.  Leading domestic brands include Campbell-Ewald; Campbell Mithun; Carmichael Lynch; Deutsch, a Lowe & Partners Company; Hill Holliday; ID Media; Mullen and The Martin Agency.  For more information, please visit www.interpublic.com.

# # #
Contact Information
Philippe Krakowsky (212) 704-1328	Jerry Leshne (Analysts, Investors) (212) 704-1439

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements.  Statements in this release that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements.  These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K.  Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties.  A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement.  Such factors include, but are not limited to, the following:

•	potential effects of a challenging economy, for example, on the demand for our advertising and marketing services, on our clients’ financial condition and on our business or financial condition;
•	our ability to attract new clients and retain existing clients;
•	our ability to retain and attract key employees;
•	risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;
•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;
•
risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates; and

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K.

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED SUMMARY OF EARNINGS
FOURTH QUARTER REPORT 2010 AND 2009
(Amounts in Millions except Per Share Data)
(UNAUDITED)

	Three Months Ended December 31,
	2010	2009	Fav. (Unfav.) % Variance
Revenue:
United States	$1,028.7	$909.7	13.1%
International	983.3	891.5	10.3%
Total Revenue	2,012.0	1,801.2	11.7%

Operating Expenses:
Salaries and Related Expenses	1,139.6	1,052.8	(8.2%)
Office and General Expenses	540.1	475.1	(13.7%)
Restructuring and Other Reorganization-Related Charges, Net	1.6	5.3	N/M
Total Operating Expenses	1,681.3	1,533.2	(9.7%)

Operating Income	330.7	268.0	23.4%
Operating Margin %	16.4%	14.9%

Expenses and Other Income:
Interest Expense	(37.4)	(37.9)
Interest Income	9.3	7.0
Other Income, Net	17.6	29.1
Total (Expenses) and Other Income	(10.5)	(1.8)

Income before Income Taxes	320.2	266.2
Provision for Income Taxes	98.9	108.1
Income of Consolidated Companies	221.3	158.1
Equity in Net Income of Unconsolidated Affiliates	1.5	1.6
Net Income	222.8	159.7
Net Income Attributable to Noncontrolling Interests	(24.9)	(23.3)
Net Income Attributable to IPG	197.9	136.4
Dividends on Preferred Stock Allocation to Participating Securities	(2.9) 0.0	(6.9) (0.1)
Net Income Available to IPG Common Stockholders	$195.0	$129.4

Earnings Per Share Available to IPG Common Stockholders: Basic	$0.41	$0.27
Diluted	$0.36	$0.24
Weighted-Average Number of Common Shares Outstanding: Basic	475.4	471.0
Diluted	553.1	568.4

NM – Not meaningful

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED SUMMARY OF EARNINGS
ANNUAL REPORT 2010 AND 2009
(Amounts in Millions except Per Share Data)
(UNAUDITED)

	Twelve Months Ended December 31,
	2010	2009	Fav. (Unfav.) % Variance
Revenue:
United States	$3,709.5	$3,372.3	10.0%
International	2,822.4	2,655.3	6.3%
Total Revenue	6,531.9	6,027.6	8.4%

Operating Expenses:
Salaries and Related Expenses	4,117.0	3,961.2	(3.9%)
Office and General Expenses	1,862.3	1,720.5	(8.2%)
Restructuring and Other Reorganization-Related Charges, Net	3.9	4.6	N/M
Total Operating Expenses	5,983.2	5,686.3	(5.2%)

Operating Income	548.7	341.3	60.8%
Operating Margin %	8.4%	5.7%

Expenses and Other Income:
Interest Expense	(139.7)	(155.6)
Interest Income	28.7	35.0
Other Income, Net	12.9	11.7
Total (Expenses) and Other Income	(98.1)	(108.9)

Income before Income Taxes	450.6	232.4
Provision for Income Taxes	171.3	90.1
Income of Consolidated Companies	279.3	142.3
Equity in Net Income of Unconsolidated Affiliates	1.9	1.1
Net Income	281.2	143.4
Net Income Attributable to Noncontrolling Interests	(20.1)	(22.1)
Net Income Attributable to IPG	261.1	121.3
Dividends on Preferred Stock	(15.6)	(27.6)
Benefit from Preferred Stock Repurchased Allocation to Participating Securities	25.7 0.0	0.0 (0.1)
Net Income Available to IPG Common Stockholders	$271.2	$93.6

Earnings Per Share Available to IPG Common Stockholders: Basic	$0.57	$0.20
Diluted	$0.47	$0.19
Weighted-Average Number of Common Shares Outstanding: Basic	473.6	468.2
Diluted	542.1	508.1

NM – Not meaningful

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax